Exhibit 99.1

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

News Release

Sealy Corporation Reports Fiscal First Quarter 2012 Results

—1st Quarter Results from Continuing Operations—

—Net Sales Growth of 2.2% to $312.3 Million—

—Income from Operations Growth of 31.7% to $25.9 Million—

—Adjusted EBITDA Growth of 21.2% to $36.4 Million—

TRINITY, N.C., March 27, 2012 — Sealy Corporation (NYSE: ZZ), a leading global bedding manufacturer, today announced results for its first quarter of fiscal 2012.

Fiscal 2012 1st Quarter Recap for Continuing Operations

•                  Net sales increased by $6.8 million to $312.3 million, a 2.2% increase compared to the first quarter of fiscal 2011.

•                  Gross profit increased by $3.9 million to $122.4 million compared to the first quarter of fiscal 2011.  Gross Margin increased 40 basis points to 39.2%

•                  Income from operations increased by $6.2 million to $25.9 million compared to the first quarter of fiscal 2011.  Prior year results included $3.7 million of higher product launch and advertising costs, which were associated with the launch of the 2011 Next Generation Posturepedic line.

•                  Net income from continuing operations was $1.6 million or $0.01 per diluted share, compared to net income from continuing operations of $0.1 million or $0.00 per diluted share in the prior year quarter.  The corresponding share counts for 2012 and 2011 first quarter earnings per share were 109.3 million and 107.8 million, respectively. For further information on the calculation of diluted shares, please see the attached Reconciliation of Fully Diluted Sharecount schedule.

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

•                  Adjusted EBITDA increased by 21.2% or $6.4 million to $36.4 million compared to the prior year quarter.

“We delivered positive financial and operational performance in the first quarter of 2012,” stated Larry Rogers, Sealy’s President and Chief Executive Officer.  “Our positive sales, gross margin and Adjusted EBITDA performance for the quarter were driven by the success of our Next Generation Stearns & Foster line, which began shipping in Q4, 2011.”

Fiscal 2012 First Quarter Results

Total U.S. net sales increased 0.7% to $240.3 million from the first quarter of fiscal 2011. Excluding third party sales from the component plants, wholesale average unit selling price increased by 4.3%, while wholesale unit volume decreased 4.0%. The increase in average unit selling price was driven by the performance of the newly introduced Next Generation Stearns & Foster product line. The decrease in unit volume is attributable to lower sales volumes in the middle and lower price points, partially offset by growth from the Next Generation Stearns & Foster product line.

International net sales increased $5.2 million, or 7.7%, from the first quarter of fiscal 2011 to $71.9 million. This increase was primarily due to increased sales in Canada coupled with stronger sales performance in the Mexico and Argentina markets. In Canada, local currency sales increases of 10.2% translated into increases of 8.2% in U.S. dollars due to a weaker Canadian dollar. Local currency sales performance in Canada was driven by a 15.5% increase in unit volume, offset by a 4.6% decrease in average unit selling price. The increase in unit volume and decrease in average unit selling price was attributable to strategic promotional events to drive increases in unit volumes and market share.

Gross profit for the first fiscal quarter increased by $3.9 million to $122.4 million from the prior year quarter.  Gross margin increased 0.4 percentage points to 39.2%. The increase in percentage of net sales was primarily due to an increase in gross profit margin in U.S. operations which was partially offset by decreases in gross profit margins in Canada and other international operations. U.S. gross profit margin increased 0.8 percentage points to 38.7%. The increase in gross profit margin was due primarily to relatively better

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

pricing and a shift in the mix of product sales to higher priced Next Generation Stearns & Foster products which resulted in an improvement in gross profit margin of approximately 1.6 percentage points. Also contributing to the improvement in gross profit margin were advances made in manufacturing processes including value engineering efforts which resulted in a 1.0 percentage point increase in U.S. gross profit margin. These gains were partially offset by higher material costs related to increased commodity prices, which resulted in a 1.5 percentage point decrease in U.S. gross profit margin.

Selling, general, and administrative expenses were $100.1 million for the first quarter of fiscal 2012, a decrease of $3.6 million versus the comparable period a year earlier. As a percentage of net sales, this expense was 32.1% and 34.0% for the quarters ended February 26, 2012 and February 27, 2011, respectively.  The decrease as a percentage of net sales was principally due to reductions in product launch and national advertising expenses relative to those experienced in the prior year period for the introduction of the Next Generation Posturepedic line.

Income from operations for the first quarter increased 31.7% or $6.2 million to $25.9 million. Prior year results included $3.7 million of higher product launch and advertising costs, which were associated with the launch of the 2011 Next Generation Posturepedic line.

Net income from continuing operations for the first quarter of fiscal 2012 was $0.01 per diluted share.

As of February 26, 2012, the Company’s debt net of cash was $682.7 million and Net Debt to Adjusted EBITDA ratio (excluding the Convertible Payment In Kind Notes) was 3.76x, compared to 3.95x at November 27, 2011.  During the quarter, we redeemed $10 million of our Senior Secured Notes.

“As we look forward in 2012, we are focused on driving continued performance of the new Stearns & Foster line at retail, and initiating the rollouts of the new, value priced Sealy Promotional Line, and the premium priced Optimum by Sealy Posturepedic line.  These two lines were introduced at the January 2012 Las Vegas Furniture Market and will begin shipping in the second quarter of 2012.” stated Mr. Rogers.  “Finally, we remain focused on driving organizational and

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

operational improvements throughout the company in 2012,” concluded Mr. Rogers.

Results from Discontinued Operations

During the fourth quarter of 2010, the company divested the assets of its manufacturing operations in France and Italy, which represented all of the assets in its Europe segment.  In addition, the company discontinued manufacturing operations in Brazil.  The company has transitioned to a license arrangement with third parties in both of these markets.  These businesses are accounted for as discontinued operations, and accordingly, the company has reclassified its financial data for all periods presented to reflect these actions.  Unless otherwise noted, the reported financial data pertains to Sealy’s continuing operations.

Non-GAAP Measures

Sealy provides information regarding Adjusted EBITDA and Adjusted EBITDA Margin which are not recognized terms under GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to operating income or net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. The Company presents Adjusted EBITDA, because the covenants contained in the Company’s senior debt agreements are based upon these measures and Adjusted EBITDA is a material component of those covenants. Additionally, management uses Adjusted EBITDA to evaluate the Company’s operating performance.  The Company also presents Adjusted EBITDA margin, which is Adjusted EBTIDA reflected as a percentage of net sales because it believes that this measure provides useful incremental information to investors regarding the Company’s operating performance.  Additionally, these measures are not intended to be measures of available cash flow for management’s discretionary use, as these measures do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation may not be comparable to other similarly titled measures of other companies.  A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to the Company’s net income is provided in the attached schedule.

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

Additionally, the Company provides certain information on a constant currency basis which reflects a comparison of current period results translated at the prior period currency rates.  This information is provided because the Company believes that it provides useful incremental information to investors regarding the Company’s operating performance.

Conference Call

The Company will hold a conference call today to discuss its fiscal first quarter 2012 results at 5:00 p.m. (Eastern Standard Time).  The conference call can be accessed live over the phone by dialing 1-877-941-4774, or for international callers, 1-480-629-9760. A replay will be available one hour after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 4524490. The replay will be available until April 3, 2012.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors section of the Company’s website at www.sealy.com. The on-line replay will be available for a limited time beginning immediately following the call in the Investors section of the Company’s website at www.sealy.com.

About Sealy

Sealy owns one of the largest bedding brands in the world, with sales of $1.2 billion in fiscal 2011. The Company manufactures and markets a broad range of mattresses and foundations under the Sealy®, Sealy Posturepedic®, Sealy Embody™, Optimum™ by Sealy Posturepedic®, Stearns & Foster®, and Bassett® brands.  Sealy operates 25 plants in North America, and has the largest market share and highest consumer awareness of any bedding brand on the continent. In the United States, Sealy sells its products to approximately 3,000 customers with more than 7,000 retail outlets. Sealy is also a leading supplier to the hospitality industry. For more information, please visit www.sealy.com.

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Litigation Reform Act of 1995. Terms such as “expect,”

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

“believe,” “continue,” and “grow,” as well as similar comments, are forward-looking in nature. Although the Company believes its growth plans are based upon reasonable assumptions, it can give no assurances that such expectations can be attained. Factors that could cause actual results to differ materially from the Company’s expectations include: general business and economic conditions, competitive factors, raw materials purchasing, and fluctuations in demand. Please refer to the Company’s Securities and Exchange Commission filings for further information.

CONTACT: Mark D. Boehmer, VP & Treasurer, Sealy Corporation, +1-336-862-8705

SOURCE: SEALY CORPORATION

The condensed consolidated statements of operations and related information presented below have been adjusted for discontinued operations presentation for all periods presented.  However, the condensed consolidated balance sheets and statements of cash flows have not been adjusted for such presentation.

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

SEALY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	February 26,	November 27,	February 27,
	2012	2011	2011
ASSETS

Current assets:
Cash and equivalents	$97,924	$107,975	$102,390
Accounts receivable, net of allowances for bad debts, cash discounts and returns	154,128	126,494	154,950
Inventories	59,166	57,002	57,216
Other current assets	27,122	29,275	22,890
Deferred income tax assets	21,646	21,349	20,169
Total current assets	359,986	342,095	357,615
Property, plant and equipment - at cost	407,322	406,115	392,479
Less accumulated depreciation	(243,064)	(239,370)	(223,865)
	164,258	166,745	168,614
Other assets:
Goodwill	362,681	361,026	363,455
Intangible assets, net	1,042	1,116	1,314
Deferred income tax assets	2,747	1,772	5,205
Other assets, including debt issuance costs, net	45,545	46,440	52,896
	412,015	410,354	422,870
Total assets	$936,259	$919,194	$949,099

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Current portion - long-term obligations	$1,697	$1,584	$2,156
Accounts payable	76,384	68,774	79,879
Accrued incentives and advertising	22,896	26,038	26,418
Accrued compensation	21,550	17,601	20,655
Accrued interest	16,441	14,074	17,346
Other accrued liabilities	28,721	28,426	33,237
Total current liabilities	167,689	156,497	179,691

Long-term obligations, net of current portion	778,890	790,297	789,999
Other liabilities	52,366	52,415	52,680
Deferred income tax liabilities	554	549	843

Stockholders’ deficit:
Common stock	1,010	1,010	981
Additional paid-in capital	945,105	935,512	921,763
Accumulated deficit	(1,015,341)	(1,016,577)	(1,007,591)
Accumulated other comprehensive income	5,986	(509)	10,733
Total shareholders’ deficit	(63,240)	(80,564)	(74,114)
Total liabilties and shareholders’ deficit	$936,259	$919,194	$949,099

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

SEALY  CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	February 26,	February 27,
	2012	2011

Net sales	$312,290	$305,529
Cost of goods sold	189,915	187,025

Gross profit	122,375	118,504

Selling, general and administrative expenses	100,124	103,734
Amortization expense	72	72
Royalty income, net of royalty expense	(3,730)	(4,971)

Income from operations	25,909	19,669

Interest expense	22,160	21,708
Refinancing and extinguishment of debt	913	—
Other income, net	(122)	(105)

Income (loss) before income taxes	2,958	(1,934)
Income tax provision (benefit)	2,527	(1,209)
Equity in earnings of unconsolidated affiliates	1,175	855
Income from continuing operations	1,606	130
Loss from discontinued operations	(370)	(1,032)
Net income (loss)	$1,236	$(902)

Earnings (loss) per common share—Basic
Income (loss) from continuing operations per common share	$0.02	$—
Loss from discontinued operations per common share	—	(0.01)
(Loss) earnings per common share—Basic	$0.02	$(0.01)

Earnings (loss) per common share—Diluted
Income (loss) from continuing operations per common share	$0.01	$—
Loss from discontinued operations per common share	—	(0.01)
Earnings (loss) per common share—Diluted	$0.01	$(0.01)

Weighted average number of common shares outstanding:
Basic	100,918	97,816
Diluted	109,254	107,828

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

SEALY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	February 26,	February 27,
	2012	2011
Operating activities:
Net income (loss)	$1,236	$(902)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,058	6,054
Deferred income taxes	(636)	322
Amortization of deferred gain on sale-leaseback	(174)	(167)
Paid in kind interest on convertible notes	5,526	4,586
Amortization of discount on new senior secured notes	424	382
Amortization of debt issuance costs and other	1,162	1,175
Share-based compensation	2,496	2,879
Loss (gain) on sale of assets	243	(231)
Write-off of debt issuance costs related to debt extinguishments	553	—
Loss on repurchase of senior notes	300	—
Dividends received from unconsolidated affiliates	1,000	1,011
Equity in earnings of unconsolidated affiliates	(1,175)	(855)
Loss on disposition of subsidiary	—	206
Other, net	1,210	638
Changes in operating assets and liabilities:
Accounts receivable	(24,463)	(12,459)
Inventories	(2,571)	161
Prepaid expenses and other current assets	2,081	(2,796)
Other assets	95	(839)
Accounts payable	6,142	12,547
Accrued expenses	1,877	(13,294)
Other liabilities	(12)	(615)
Net cash provided by (used in) operating activities	1,372	(2,197)
Investing activities:
Purchase of property, plant and equipment	(3,822)	(5,927)
Proceeds from sale of property, plant and equipment	1,981	224
Net cash used in investing activities	(1,841)	(5,703)
Financing activities:
Proceeds from issuance of long-term obligations	702	787
Repayments of long-term obligations	(929)	(1,118)
Repayment of senior secured notes, including premium of $300	(10,300)	—
Repurchase of common stock associated with vesting of employee share-based awards	(10)	—
Exercise of employee stock options, including related excess tax benefits	—	581
Debt issuance costs	—	(147)
Other	—	(34)
Net cash (used in) provided by financing activities	(10,537)	69
Effect of exchange rate changes on cash	955	966
Change in cash and equivalents	(10,051)	(6,865)
Cash and equivalents:
Beginning of period	107,975	109,255
End of period	$97,924	$102,390

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

RECONCILIATION OF EBITDA TO NET INCOME

NON GAAP MEASURES

	Three Months Ended:
	February 26,		February 27,
	2012		2011
	(in thousands)	(percentage of net sales)	(in thousands)	(percentage of net sales)

Net (loss) income	$1,236	0.4%	$(902)	-0.3%
Interest expense	22,160	7.1%	21,708	7.1%
Income taxes	2,527	0.8%	(1,209)	-0.4%
Depreciation and amortization (a)	6,058	1.9%	6,054	2.0%

	31,981	10.2%	25,651	8.4%
Adjustments for debt covenants:
Refinancing charges	913	0.3%	—	0.0%
Non-cash compensation	2,496	0.8%	2,880	0.9%
KKR consulting fees	154	0.0%	366	0.1%
Discontinued operations	370	0.1%	1,032	0.3%
Other (various) (b)	458	0.1%	75	0.0%

Adjusted EBITDA	$36,372	11.6%	$30,004	9.8%

(a)   Excludes depreciation from discontinued operations

(b)   Consists of various immaterial adjustments

Sealy Corporation

Share Count Reconciliation

	Three Months Ended
	February 26, 2012	February 27, 2011
	(in thousands)
Numerator:
Net income from continuing operations, as reported	$1,606	$130
Net income attributable to participating securities	(3)	—
Net income from continuing operations available to common shareholders	$1,603	$130

Denominator:
Denominator for basic earnings per share—weighted average shares	100,918	97,816
Effect of dilutive securities:
Stock options	683	886
Restricted share units	7,114	8,720
Other	539	406
Denominator for diluted earnings per share—adjusted weighted average shares and assumed conversions	109,254	107,828

SEALY CORPORATION

Press Release — 1Q Fiscal 2012 Results

March 27, 2012

Sealy Corporation

Interest Expense

	Three Months Ended
	February 26, 2012	February 27, 2011
	(in thousands)
Cash interest expense	$15,048	$15,565
Non-cash interest expense	7,112	6,143
Total interest expense	$22,160	$21,708